Exhibit 10.11

SECOND AMENDED AND RESTATED LOAN AGREEMENT

DATED AS OF MARCH 23, 2006

BY AND BETWEEN

LUMBER LIQUIDATORS, INC.,

AND

BANK OF AMERICA, N.A.

TABLE OF CONTENTS

ARTICLE 1 TERM LOAN		2

SECTION 1.1	GENERAL DESCRIPTION; CONSOLIDATION	2
SECTION 1.2	TERM LOAN NOTE	2
SECTION 1.3	INTEREST RATE	2
SECTION 1.4	PREPAYMENTS	2
SECTION 1.5	APPLICABLE MARGIN	3
SECTION 1.6	OTHER INTEREST RATE PROVISIONS	3

ARTICLE 1A REVOLVING CREDIT FACILITY		4

SECTION 1A.1	GENERAL DESCRIPTION	4
SECTION 1A.2	REVOLVING CREDIT NOTE	5
SECTION 1A.3	PURPOSE	5
SECTION 1A.4	REPAYMENT TERMS; INTEREST RATE	5
SECTION 1A.5	MANNER OF BORROWING	5
SECTION 1A.6	PREPAYMENTS	6
SECTION 1A.7	UNUSED COMMITMENT FEE	6
SECTION 1A.8	LETTERS OF CREDIT	6

ARTICLE 2 CONDITIONS PRECEDENT		6

SECTION 2.1.	APPROVAL OF BANK’S COUNSEL	6
SECTION 2.2	COMPLIANCE	6
SECTION 2.3	TERM LOAN NOTE AND REVOLVING CREDIT NOTE	7
SECTION 2.4	SECURITY AGREEMENT	7
SECTION 2.5	COMPANY ORGANIZATIONAL DOCUMENTS; EVIDENCE OF COMPANY ACTION	7
SECTION 2.6	BANK AS PRINCIPAL DEPOSITORY	7
SECTION 2.7	OTHER CONDITIONS	7

ARTICLE 2A CONDITIONS PRECEDENT TO FUTURE INDEBTEDNESS		7

SECTION 2A.1.	APPROVAL OF BANK’S COUNSEL	7
SECTION 2A.2	COMPLIANCE	8
SECTION 2A.3	INDEBTEDNESS DOCUMENTS	8
SECTION 2A.4	EVIDENCE OF INSURANCE	8
SECTION 2A.5	OTHER CONDITIONS	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		8

SECTION 3.1	SUBSIDIARIES	8
SECTION 3.2	ORGANIZATION AND EXISTENCE	8
SECTION 3.3	AUTHORITY	8
SECTION 3.4	BINDING AGREEMENTS	9
SECTION 3.5	LITIGATION	9
SECTION 3.6	NO CONFLICTING AGREEMENTS	9
SECTION 3.7	FINANCIAL CONDITION	9
SECTION 3.8	TITLE TO PROPERTIES	9
SECTION 3.9	EMPLOYEE BENEFIT PENSION PLANS	9
SECTION 3.10	NO DEFAULTS	10
SECTION 3.11	TAXES	10
SECTION 3.12	ENVIRONMENTAL COMPLIANCE	10
SECTION 3.13	FEDERAL REGULATIONS	10
SECTION 3.14	ACCURACY OF INFORMATION	10
SECTION 3.15	COMPLIANCE WITH LAWS	11

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SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is dated as of the 23rd day of March, 2006, by and between LUMBER LIQUIDATORS, INC. (the “Company”), a Massachusetts corporation, with a principal office located at 3000 John Deere Run, Toano, Virginia 23169, and BANK OF AMERICA, N.A. (the “Bank”), a national banking association, with an office located at 1111 East Main Street, Richmond, Virginia 23219.

The Company and the Bank are parties to an Amended and Restated Loan Agreement dated as of January 21, 2005 (the “Original Loan Agreement”), pursuant to which the Bank made at term loan to the Company (“Term Loan #1”), evidenced by an Amended and Restated Term Loan Note dated June 11, 2004, in the stated principal amount of $6,500,000, made by the Company and payable to the order of the Bank.

Pursuant to the terms of a Second Amended and Restated Promissory Note dated February 2, 2005, in the stated principal amount of $5,000,000, made by the Company and payable to the order of the Bank, the Bank made a draw-down term loan to the Company (“Term Loan #2”).

Pursuant to the terms of a Promissory Note dated July 19, 2005, in the stated principal amount of $2,000,000, made by the Company and payable to the order of the Bank, the Bank made a second draw-down term loan to the Company (“Term Loan #3” and, together with Term Loan #1 and Term Loan #2, the “Existing Indebtedness”).

The Bank may from time to time in the future extend additional credit to or make other financial accommodation available for the benefit of the Company (the “Future Indebtedness” and, together with the Existing Indebtedness, the “Indebtedness”), in each case pursuant to documents evidencing, governing, guaranteeing, securing or otherwise executed by the Company or any other party in connection with such Future Indebtedness, including without limitation commitment letters, promissory notes, loan agreements, security agreements, guaranty agreements, deeds of trust, letters of credit or reimbursement agreements or tri-party financing agreements (the documents relating to the Existing Indebtedness and the Future Indebtedness, together with the Loan Documents (as hereinafter defined), being hereinafter referred to as the “Indebtedness Documents”). The Term Loan Note (as hereinafter defined), the Revolving Credit Note (as hereinafter defined) and each other promissory note executed and delivered by the Company to the Bank to evidence the Existing Indebtedness and the Future Indebtedness shall be referred to herein individually as a “Note” and collectively as the “Notes.”

At the request of the Company, the Bank has agreed to amend and restate the terms of the Original Loan Agreement in order to (i) consolidate Term Loan #1, Term Loan #2 and Term Loan #3 into a single term loan, (ii) provide for a revolving credit facility in the maximum principal amount of $5,000,000, (iii) modify the interest rates and certain financial and other covenants set forth in the Original Loan Agreement, and (iv) provide that all Indebtedness will be governed by the terms and be subject to the conditions contained herein, as well as the terms and conditions set forth in the applicable Indebtedness Documents.

Accordingly, the Company and the Bank agree that the Original Loan Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1

TERM LOAN

Section 1.1 General Description; Consolidation. The Company and the Bank acknowledge that the Bank has made Term Loan #1, Term Loan #2 and Term Loan #3 to the Company, and that the current aggregate outstanding principal balance of Term Loan #1, Term Loan #2 and Term Loan #3 on the date of this Agreement is $9,880,533.62. The Company and the Bank agree that Term Loan #1, Term Loan #2 and Term Loan #3 shall be consolidated into a single term loan in the original principal amount of Nine Million Eight Hundred Eighty Thousand Five Hundred Thirty-Three and 62/100 Dollars ($9,880,533.62) (the “Term Loan”).

Section 1.2 Term Loan Note. The Company’s obligation to repay the Term Loan will be evidenced by a consolidated, amended and restated term loan note in the principal amount of the Term Loan, made by the Company and payable to the order of the Bank, and otherwise in form and substance satisfactory to the Bank (as the same may be extended, amended, restated or replaced from time to time, the “Term Loan Note”), the terms of which are incorporated herein by this reference.

Section 1.3 Interest Rate. The outstanding principal balance of the Term Loan Note will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum interest rate equal to the Base Rate (as hereinafter defined) plus the Applicable Margin (as hereinafter defined). For purposes hereof:

(a) “Base Rate” means, subject to Section 1.6, the LIBOR Daily Floating Rate; provided that the Company shall have the option, exercisable at any time by notice to the Bank, to convert the Base Rate from the LIBOR Daily Floating Rate to the Prime Rate (as hereinafter defined). The Base Rate shall be adjusted with each change in the LIBOR Daily Floating Rate or Prime Rate, as applicable.

(b) “LIBOR Daily Floating Rate” for any day means the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

(c) “Prime Rate” for any day means the rate of interest equal to the Bank’s “Prime Rate” of interest publicly announced from time to time by the Bank. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank’s “Prime Rate”.

Section 1.4 Prepayments. The Company may, without premium or penalty (subject to any breakage fees or redeployment costs incurred by the Bank as the result of the Term Loan Note bearing interest at the LIBOR Daily Floating Rate), prepay amounts outstanding under the Term Loan Note in whole or in part at any time and from time to time, provided that (i) all accrued interest is paid at the time the Term Loan Note is paid in full and (ii) all partial prepayments shall be applied first to the interest accrued to the prepayment date and then to the reduction of principal installments due under the Term Loan Note in their inverse chronological order of maturity, or in such other order as the Bank may determine in its sole and absolute discretion. The Term Loan is not a revolving loan; the Company may not reborrow amounts voluntarily prepaid under the Term Loan Note.

Section 1.5 Applicable Margin. The term “Applicable Margin” means (i) 0.90% (or -1.75% in the event the Base Rate has been converted to the Prime Rate) for the period from the date hereof through and including the first day of the first month following receipt by the Bank of the Company’s financial statements described in Section 4.1(a) for the fiscal year ending December 31, 2005, and (ii) thereafter shall be determined by reference to the Funded Debt to EBITDAR Ratio (as hereinafter defined) in accordance with the following table:

Funded Debt to EBITDAR Ratio	Applicable Margin when Base Rate is LIBOR Daily Floating Rate	Applicable Margin when Base Rate is Prime Rate
Equal to or higher than 1.75 to 1	1.15%	-1.50
Equal to or higher than 1.25 to 1 but lower than 1.75 to 1	0.90%	-1.75
Equal to or higher than 0.75 to 1 but lower than 1.25 to 1	0.65%	-2.00
Lower than 0.75 to 1	0.45%	-2.20

Except during the initial period described in clause (i) above, the Applicable Margin will be automatically adjusted as of the first day of the first month following receipt by the Bank of the Company’s financial statements pursuant to Section 4.1(a) or Section 4.1(b) demonstrating to the Bank’s reasonable satisfaction that there has been a change in the Funded Debt to EBITDAR Ratio which would cause a change in the Applicable Margin in accordance with the preceding table. Any such change shall apply to all Notes that, by their terms, bear interest at a rate which incorporates the “Applicable Margin” set forth in this Agreement. At all times after and during the continuance of an Event of Default with respect to the Company’s obligations under Section 4.1(a) or Section 4.1(b) until the delivery of the applicable financial statements required pursuant thereto, the Applicable Margin shall be 1.15% (or -1.50% in the event the Base Rate has been converted to the Prime Rate).

Section 1.6 Other Interest Rate Provisions.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements other than those included in the computation of the LIBOR Daily Floating Rate but excluding any income tax on the overall income of the Bank) after the date hereof in or in the interpretation of any law or regulation, or (ii) the compliance by the Bank with any guideline or directive (whether or not having the force of law) adopted or otherwise asserted after the date hereof by any central bank, the United States, any state or other political subdivision thereof, or any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing (each, a “Governmental Authority”), shall result in an increase in the cost to the Bank of making, funding or maintaining any Indebtedness bearing interest at a rate based on the LIBOR Daily Floating Rate or reduce the amount receivable by the Bank with respect to such Indebtedness, then the Company shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost incurred or reduction in amount received. A certificate in reasonable detail as to the amount of such increased cost or reduction in amount and method of calculation will be submitted to the Company by the Bank and will be conclusive absent manifest error.

(b) If the Bank determines that, by reason of circumstances affecting the London interbank market generally, deposits in Eurodollars in the applicable amounts or for the applicable periods are not being quoted or offered to the Bank, the Bank shall promptly notify the Company, whereupon (unless the Company and the Bank shall have agreed on an alternative method of determining the interest rate for any Indebtedness bearing interest at a rate based on the LIBOR Daily Floating Rate) the definition of “Base Rate” applicable to such Indebtedness shall automatically be converted to the Prime Rate. The Company acknowledges and agrees that the Prime Rate is a reference used in determining interest rates on certain loans made by the Bank and is not intended to be the lowest rate of interest charged on any extension of credit to any customer.

(c) If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline or directive (whether or not having the force of law) of any such Governmental Authority, shall make it unlawful or impossible for the Bank to make, maintain or fund any Indebtedness at a rate based on the LIBOR Daily Floating Rate, the Bank shall promptly notify the Company, and the obligation of the Bank to make or maintain such Indebtedness at a rate based on the LIBOR Daily Floating Rate shall forthwith be suspended for the duration of such illegality or impossibility. Upon such notice, on either (i) the last day of the then current calendar month if the Bank may lawfully continue to maintain such Indebtedness at a rate based on the LIBOR Daily Floating Rate to such day, or (ii) immediately if the Bank may not lawfully continue to maintain such Indebtedness at a rate based on the LIBOR Daily Floating Rate to such day, the definition of “Base Rate” applicable to such Indebtedness shall automatically be converted to the Prime Rate.

ARTICLE 1A

REVOLVING CREDIT FACILITY

Section 1A.1 General Description. Upon the terms and subject to the conditions contained in this Agreement (including, without limitation, the conditions contained in Article 2), the Bank agrees to make a revolving credit facility (the “Revolving Credit Facility”) available to the Company, and to make advances under the Revolving Credit Facility to the Company from time to time, during the period from the date of this Agreement until the earlier to occur of (i) May 31, 2008, or (ii) the date on which the Bank’s obligation to make further advances under the Revolving Credit Facility is terminated pursuant to Section 6.2 (the “Revolving Credit Termination Date”); provided that the aggregate principal amount of all outstanding advances under the Revolving Credit Facility plus the aggregate stated amount of any Letters of Credit (as hereinafter defined) issued by the Bank for the account of the Company shall not at any time exceed Five Million and No/100 Dollars ($5,000,000) (the “Revolving Credit Facility Cap”). Within such limits, the Company may borrow, repay and reborrow under the Revolving Credit Facility on or after the date of this Agreement and prior to the Revolving Credit Termination Date.

Section 1A.2 Revolving Credit Note. The Company’s obligation to repay the advances made under the Revolving Credit Facility will be evidenced by a revolving credit note in the principal amount of the Revolving Credit Facility Cap, made by the Company and payable to the order of the Bank, and otherwise in form and substance satisfactory to the Bank (as the same may be extended, amended, restated or replaced from time to time, the “Revolving Credit Note”), the terms of which are incorporated herein by this reference. The Company acknowledges and agrees that the Bank may endorse on the Revolving Credit Note (or any schedule attached thereto) or otherwise make in the Bank’s records an appropriate notation of the date and amount of each advance made under the Revolving Credit Facility and the date and amount of any payments or prepayments of the Revolving Credit Facility. Such endorsements or other notations shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Revolving Credit Facility; provided, however, the Bank’s error in making or failure to make any such endorsement or notation shall not limit or otherwise affect the obligations of the Company hereunder or under the Revolving Credit Note.

Section 1A.3 Purpose. The Company will use advances under the Revolving Credit Facility for short-term working capital and for other general corporate purposes.

Section 1A.4 Repayment Terms; Interest Rate.

(a) Accrued interest on the outstanding principal balance of the Revolving Credit Facility as it exists from time to time will be due and payable on the first (1st) day of each month, on any date on which the Revolving Credit Facility is paid in full and on the Revolving Credit Termination Date. On the Revolving Credit Termination Date, the entire outstanding principal balance of the Revolving Credit Facility, together with all unpaid accrued interest thereon and all other amounts then owing thereunder, will be immediately due and payable in full.

(b) The outstanding principal balance of the Revolving Credit Facility as it exists from time to time will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum interest rate equal to the Base Rate plus the Applicable Margin.

Section 1A.5 Manner of Borrowing. Unless the Company and the Bank agree to the contrary in writing, each advance made by the Bank under the Revolving Credit Facility will be made at the office of the Bank set forth at the beginning of this Agreement by crediting the amount of such advance to the general deposit account of the Company maintained at the Bank. The Company acknowledges and agrees that the Bank may make advances under the Revolving

Credit Facility (i) upon receipt of a written or telephonic request therefor from any person the Bank reasonably believes to be an authorized representative of the Company, or (ii) pursuant to the terms of the automatic borrowing feature described in any AutoBorrow Service Agreement entered into by and between the Company and the Bank on or after the date hereof.

Section 1A.6 Prepayments.

(a) Voluntary. The Company may, without premium or penalty (subject to any breakage fees or redeployment costs incurred by the Bank as the result of the Revolving Credit Facility bearing interest at the LIBOR Daily Floating Rate), prepay amounts outstanding under the Revolving Credit Facility in whole or in part in any amount at any time and from time to time.

(b) Mandatory. If, at any time, the outstanding principal balance of the Revolving Credit Facility plus the aggregate stated amount of any Letters of Credit issued by the Bank for the account of the Company exceeds the Revolving Credit Facility Cap, the Company will immediately prepay the Revolving Credit Facility, without premium or penalty, in an amount sufficient to eliminate such excess.

Section 1A.7 Unused Commitment Fee. Commencing on April 1, 2006 (for the period from the date hereof until March 31 2006), and continuing on the first day of each July, October, January and April thereafter and on the Revolving Credit Termination Date, the Company shall pay to the Bank a per annum non-refundable unused commitment fee equal to 0.25% of the difference between the Revolving Credit Facility Cap and the average outstanding principal balance of the Revolving Credit Facility during the preceding three (3) month period.

Section 1A.8 Letters of Credit. The Company may from time to time apply to the Bank for one or more letters of credit (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) pursuant to applications and such other documentation as the Bank shall require (collectively, the “Letter of Credit Documents”). Each Letter of Credit and any related Letter of Credit Documents shall constitute Indebtedness Documents hereunder.

ARTICLE 2

CONDITIONS PRECEDENT

The obligation of the Bank to enter into this Agreement is subject to the following conditions precedent:

Section 2.1. Approval of Bank’s Counsel. All legal matters incident to the Indebtedness, including without limitation all documents and opinions, shall be satisfactory to counsel for the Bank.

Section 2.2 Compliance. At the time of the execution of this Agreement:

(a) Loan Documents. The Company shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement, the Term Loan Note, the Revolving Credit Note, the Security Agreement (as hereinafter defined) and all other documents, instruments or agreements to which the Company is a party that evidence, secure or otherwise relate to the Indebtedness (all documents described in this paragraph (a) being collectively referred to herein as the “Loan Documents”;

(b) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition or results of operations of the Company, and the Bank shall not have determined in good faith that the prospect of payment or performance of the Indebtedness has been materially impaired;

(c) No Default. There shall exist no Event of Default and no event shall have occurred or condition exist which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default; and

(d) Representations and Warranties. The representations and warranties contained in Article 4 hereof shall be true as of the date hereof.

Section 2.3 Term Loan Note and Revolving Credit Note. The Company shall have executed and delivered to the Bank the Term Loan Note and the Revolving Credit Note.

Section 2.4 Security Agreement. The Company shall have executed and delivered to the Bank an amended and restated security agreement in form and substance satisfactory to the Bank (the “Security Agreement”), granting the Bank a first priority security interest in all of the Company’s inventory, whether now existing or hereafter acquired.

Section 2.5 Company Organizational Documents; Evidence of Company Action. The Company shall have delivered to the Bank (a) a certificate to the effect that the articles of incorporation and the bylaws of the Company previously delivered to the Bank have not been amended, restated or otherwise modified, (b) certified copies of all actions by the board of directors of the Company authorizing and approving the execution, delivery and performance of the Loan Documents, and (c) an incumbency certificate as to the officers of the Company executing the Loan Documents.

Section 2.6 Bank as Principal Depository. The Company shall have established the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

Section 2.7 Other Conditions. The Bank shall have received any and all other certificates, statements, opinions and other documents required by the terms of this Agreement or otherwise requested by the Bank.

ARTICLE 2A

CONDITIONS PRECEDENT TO FUTURE INDEBTEDNESS

The obligation of the Bank to fund any Future Indebtedness or any advance under any Note is subject to the following conditions precedent:

Section 2A.1. Approval of Bank’s Counsel. All legal matters incident to the Indebtedness, including without limitation all documents and opinions, shall be satisfactory to counsel for the Bank.

Section 2A.2 Compliance. At the time of the funding of such Future Indebtedness or such advance: (a) the Company shall have complied and shall then be in compliance with all of the terms, covenants and conditions of all Indebtedness Documents to which it is a party, (b) there shall not have occurred any material adverse change in the financial condition or results of operations of the Company, and the Bank shall not have determined in good faith that the prospect of payment or performance of any Note has been materially impaired, (c) there shall exist no Event of Default and no event shall have occurred or condition exist which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, and (d) the representations and warranties contained in Article 4 hereof shall, except to the extent that they relate to an earlier date, be true with the same effect as though such representations and warranties had been made at such time. The acceptance of such Future Indebtedness or such advance shall be deemed a representation that each of the conditions contained in this Section 2A.2 has been satisfied.

Section 2A.3 Indebtedness Documents. With respect to Future Indebtedness, the Company and all other necessary parties shall have executed and delivered to the Bank the Indebtedness Documents required by the Bank in connection with such Future Indebtedness, all in form and substance satisfactory to the Bank.

Section 2A.4 Evidence of Insurance. The Company shall have delivered to the Bank evidence satisfactory to the Bank that all insurance required by the terms of the Indebtedness Documents is in full force and effect.

Section 2A.5 Other Conditions. The Bank shall have received any and all other certificates, resolutions, statements, opinions and other documents required by the terms of the Indebtedness Documents or otherwise requested by the Bank.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Bank (which representations and warranties shall survive the execution of each Note and the making of each advance thereunder) that:

Section 3.1 Subsidiaries. The Company has no subsidiaries.

Section 3.2 Organization and Existence. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the requisite power to own its property and carry on its business as now being conducted, and is duly qualified to do business in and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

Section 3.3 Authority. The Company has full power and authority to (i) execute and deliver this Agreement and the other Indebtedness Documents to which it is a party, (ii) make the borrowings hereunder and thereunder, and (iii) incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of the stockholders of the Company which has not been obtained and no consent or approval of, notice to or filing with any public authority which has not been obtained or made is required as a condition to the validity of or the performance by it of its obligations under this Agreement or the other Indebtedness Documents to which it is a party.

Section 3.4 Binding Agreements. Each of the Indebtedness Documents to which it is a party constitutes, or when executed and delivered to the Bank will constitute, its valid and legally binding obligations enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to the enforcement of creditors’ rights generally, and (ii) general principles of equity.

Section 3.5 Litigation. Except as previously disclosed to the Bank in writing, there are no actions, suits, proceedings or investigations pending or, so far as its officers, members or managers, as applicable, know, threatened before any court or administrative agency naming it as a party that, in the opinion of its officers, members or managers, as applicable, will materially adversely affect (i) its financial condition or operations, (ii) its ability to execute, deliver or perform the terms of this Agreement or the other Indebtedness Documents to which it is a party, or (iii) any of the liens the Company contemplates granting to the Bank hereunder or thereunder.

Section 3.6 No Conflicting Agreements. There is no provision of the organizational documents of the Company, and no provision of any existing mortgage, lease, indenture, contract or agreement binding on it or affecting its property, that would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of the Indebtedness Documents to which it is a party.

Section 3.7 Financial Condition. The financial statements heretofore delivered to the Bank fairly present in all material respects its financial condition and the results of its operations and changes in financial position as of the dates and for the periods referred to therein and have been prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, that have not been disclosed to the Bank in writing. There has been no material adverse change in its financial condition or operations since the date of the financial statements described in the first sentence of this Section 3.7.

Section 3.8 Title to Properties. It owns and has good and marketable title to, or has a valid and enforceable leasehold interest in, all of its assets and properties, except to the extent that failure to so own good and marketable title or have a valid and enforceable leasehold interest would not reasonably be expected to have a material adverse effect on its financial condition or operations or its ability to perform its obligations under the Indebtedness Documents to which it is a party. Except as previously disclosed to the Bank in writing, such assets and properties are free and clear of all liens or other encumbrances, other than liens or other encumbrances permitted by Section 5.2 hereof.

Section 3.9 Employee Benefit Pension Plans. It is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Neither a Reportable Event (as defined in Section 4043 of ERISA) nor a Prohibited Transaction (as defined in Section 406 of ERISA) for which there is not an applicable exemption has occurred or exists in connection with any employee benefit pension plan covered by ERISA (including any plan of any member of a controlled group of corporations or entities and all trades and businesses (whether or not incorporated) under common control which, together with it, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended) (each, a “Plan”). No notice of intent to terminate any Plan has been filed, and no Plan has been terminated. No circumstances exist which might constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation (the “PBGC”) or for the appointment of any trustee to administer a Plan, nor has the PBGC instituted any such proceedings. No circumstances exist which might constitute grounds for the imposition of a lien in favor of any Plan pursuant to Section 302 of ERISA. It has not completely or partially withdrawn from a Multiemployer Plan (as described in Section 4001(a)(3) of ERISA). It has met the minimum funding requirements of ERISA with respect to each of the Plans. It has incurred no liability to the PBGC under ERISA.

Section 3.10 No Defaults. It is not in default in the payment of the principal of or any interest on any material indebtedness or in default under any instrument under or subject to which any such indebtedness has been incurred, and no event has occurred under the provisions of any such instrument which, with the giving or notice or the lapse of time, or both, would constitute a default or an event of default thereunder.

Section 3.11 Taxes. It has filed or caused to be filed all tax returns which are required to be filed by it pursuant to applicable law. It has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to those returns or otherwise, or pursuant to any assessment received by it, except such taxes, if any, that are being contested in good faith and by appropriate proceedings and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided, and no tax liens have been filed and, so far as its officers, members or managers, as applicable, know, no claims are being asserted against it with respect to any such taxes, fees or other charges.

Section 3.12 Environmental Compliance. None of its property or operations violate in any material respects any federal laws, rules or regulations relating to environmental protection (including, without limitation, regulations of the Environmental Protection Agency) or any applicable local or state law, rule, regulation or rule of common law (or any judicial interpretation thereof) relating to the environment or hazardous materials (collectively, “Environmental Laws”). It agrees to comply strictly and timely with all remediation plans and other recommendations described in any environmental report now or hereafter prepared with respect to any of its property.

Section 3.13 Federal Regulations. No part of the proceeds of the Indebtedness will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose which violates the provisions of any of the Regulations of such Board of Governors. If requested by the Bank, it will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

Section 3.14 Accuracy of Information. No document or instrument executed or delivered by it or information (financial or otherwise) furnished by or on behalf of it in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading, and it has no knowledge of any fact that it has not disclosed to the Bank in writing that would reasonably be expected to have a material adverse effect on its financial condition or operations or its ability to perform its obligations under the Indebtedness Documents to which it is a party.

Section 3.15 Compliance with Laws. It is in compliance with all governmental laws and regulations applicable to the conduct of its business, except to the extent that noncompliance would not have a material adverse effect on (i) its financial condition or operations, or (ii) its ability to execute, deliver or perform the terms of the Indebtedness Documents to which it is a party.

ARTICLE 4

AFFIRMATIVE COVENANTS

Until payment in full of the Indebtedness and the performance of all other obligations of the Company hereunder, the Company shall:

Section 4.1 Financial Information. Provide (or cause to be provided) the following financial information and statements in form and content acceptable to the Bank, and such additional information as reasonably requested by the Bank from time to time:

(a) Annual Financial Statements. Within one hundred fifty (150) days after the Company’s fiscal year end, the Company’s annual financial statements. Such financial statements must be audited (with an unqualified opinion) by a certified public accountant acceptable to the Bank, and prepared on a consolidated basis.

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter of the Company (including the last fiscal quarter in each fiscal year), the Company’s quarterly financial statements, certified and dated by an authorized financial officer of the Company. The financial statements may be prepared by the Company, and shall be prepared on a consolidated basis.

(c) Management Letters. Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by the Company to or from the Company’s auditor, or, if no management letter is prepared, within thirty (30) days of providing the annual audited financial statements in accordance with paragraph (a) above, a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d) Compliance Certificates. Within the period(s) provided in paragraphs (a) and (b) above, a compliance certificate in form and substance satisfactory to the Bank, signed by an authorized financial officer of the Company setting forth (i) the information and computations (in sufficient detail) to establish that the Company is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed or had occurred as of the date of such financial statements, and whether there exists or has occurred as of the date of the certificate, any event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default and, if any such event has occurred or condition exists, specifying the nature thereof and the action the Company is taking or proposes to take with respect thereto.

Section 4.2 Bank as Principal Depository. Maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

Section 4.3 Taxes. Pay and discharge all taxes, assessments, and governmental charges upon it, its income, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) such taxes, assessments, and governmental charges are being contested in good faith and by appropriate proceedings, and (ii) adequate reserves (determined in accordance with generally accepted accounting principles) have been set aside on its books with respect to such tax, assessment or charge so contested.

Section 4.4 Payment of Obligations. Pay and discharge at or before their maturity all of its material indebtedness and other material obligations and liabilities, unless and to the extent that (i) such indebtedness and other obligations are being contested in good faith and by appropriate proceedings, and (ii) adequate reserves (determined in accordance with generally accepted accounting principles) have been set aside on its books with respect to such indebtedness, obligation or liability.

Section 4.5 Insurance.

(a) In addition to any insurance required by the specific terms of the other Indebtedness Documents, maintain insurance on such of its properties, in such amounts and against such risks as are customarily maintained by similar businesses in the same vicinity.

(b) Cause each of the policies of insurance relating to the coverages described above to include a standard mortgagee and loss payable clause in favor of the Bank or show the Bank as an additional insured, as applicable.

(c) Cause each of the policies of insurance relating to the coverages described above to provide for at least thirty (30) days prior notice to the Bank of any cancellation or termination thereof.

(d) Provide to the Bank evidence of the renewal or replacement of any of the policies of insurance relating to the coverages described above within thirty (30) days of renewal or termination date thereof.

Section 4.6 Existence. Maintain its existence as a corporation in good standing in its jurisdiction of organization and maintain its good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualifications necessary.

Section 4.7 Licenses and Permits. Maintain all material permits, licenses, authorizations and approvals required to own and operate its properties and businesses.

Section 4.8 Maintenance of Properties. Maintain, preserve, and protect (i) all of its tangible property material to the conduct of its business and keep the same in good repair, working order, and condition (ordinary wear and tear excepted), and (ii) all franchises, licenses, copyrights, trademarks and other intangible property material to the conduct of its business, and permit the Bank and its agents to enter upon and inspect such properties upon reasonable notice and during normal business hours.

Section 4.9 Employee Benefit Pension Plans. Promptly during each year, (i) pay contributions that in the judgment of its officers, members or managers, as applicable, after reasonable inquiry, are believed adequate to meet at least the minimum funding standards set forth in Sections 302 through 305 of ERISA, with respect to each Plan, if any, covered by ERISA, and (ii) file each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such Plan for each year; and notify the Bank within ten (10) days of the occurrence of a Reportable Event (as defined in Section 4043 of ERISA) that might constitute grounds for termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan.

Section 4.10 Compliance with Applicable Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it, including without limitation all Environmental Laws, except where non-compliance would not adversely affect (i) its financial condition or operations, and (ii) its ability to execute, deliver or perform the terms of the Indebtedness Documents to which it is a party.

Section 4.11 Notice of Liabilities. Notify the Bank promptly in writing of (i) any condition, event, claim or act that would reasonably be expected to materially adversely affect its financial condition or operations, or any of the Bank’s rights or remedies under the Indebtedness Documents to which it is a party, or that would reasonably be expected to result in a material fixed or contingent liability, (ii) any material litigation filed by or against it, (iii) the occurrence of any event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under any of the Indebtedness Documents to which it is a party, (iv) the occurrence of any uninsured or partially insured loss by it resulting from fire, theft, liability or property damage if such loss is in excess of $100,000, and (v) the assumption, guarantee, endorsement or other act causing it to become surety for or upon any material obligation of any person, firm, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

Section 4.12 Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of greater than or equal to 1.25 to 1.0. “Fixed Charge Coverage Ratio” means the ratio of Cash Flow to the sum of the current portion of long term debt and the current portion of capitalized lease obligations, plus interest expense on all obligations, plus actual rent paid with respect to real property. “Cash Flow” means (a) net income, after income tax, (b) less income or plus losses from discontinued operations and extraordinary items, (c) plus depreciation, depletion, amortization and other non-cash charges, (d) plus interest expense on all obligations, (e) plus actual rent paid with respect to real property, (f) minus dividends, withdrawals and other distributions. The Fixed Charge Coverage Ratio will be calculated at the end of each fiscal quarter of the Company, using the results of the twelve-month period ending with such fiscal quarter. The current portion of long-term liabilities will be measured as of the date twelve months prior to the current financial statements. Accounting terms used but not otherwise defined in this Agreement shall be determined both as to classification of items and as to amounts in accordance with generally accepted accounting principles applied on a consistent basis.

4.13 Funded Debt to EBITDAR Ratio. Maintain on a consolidated basis a ratio of Funded Debt to EBITDAR not exceeding 2.25 to 1.0. “Funded Debt” means all outstanding liabilities of the Company for borrowed money and other interest-bearing liabilities, including current and long-term debt, plus eight (8) times actual rent paid with respect to real property. “EBITDAR” means net income, after income tax, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus actual rent paid with respect to real property, plus depreciation, depletion, amortization and other non-cash charges. The ratio described in this Section 4.13 is referred to herein as the “Funded Debt to EBITDAR Ratio” and will be calculated at the end of each fiscal quarter of the Company, using the results of the twelve-month period ending with such fiscal quarter.

ARTICLE 5

NEGATIVE COVENANTS

Until payment in full of the Indebtedness and the performance of all other obligations of the Company hereunder, the Company shall not:

Section 5.1 [Intentionally Omitted].

Section 5.2 Mortgages and Pledges. Create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, except (i) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings, (ii) liens in connection with worker’s compensation, unemployment insurance, or other social security obligations, (iii) workman’s, carrier’s, or other like liens (excluding landlord’s liens) arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (iv) mortgages, pledges, liens, encumbrances and security interests in favor of the Bank, and (v) mortgages, pledges, liens, encumbrances and security interests with respect to property or assets that do not constitute “Collateral” under the Security Agreement.

Section 5.3 Merger, Acquisition, or Sale of Assets. Enter into any merger or consolidation with, or acquire all or substantially all of the assets of, any person, firm, joint venture or corporation, or sell, assign, lease, or otherwise dispose of all or substantially all of its business, properties or assets, or form or acquire any subsidiary. Notwithstanding the foregoing sentence, the Company may acquire all or substantially all of the assets of any person, firm, joint venture or corporation, or form or acquire any subsidiary, provided that (a) the Company does not incur any additional indebtedness in connection with such transaction, and (b) such transaction, once consummated, would not result in a default under Section 4.12 or 4.13.

Section 5.4 Contingent Liabilities. Assume, guarantee, endorse, or otherwise become surety for or upon the material obligation of any person, firm, joint venture, or corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

Section 5.5 Loans. Make any loan or extend credit to any person or entity, except for trade credit extended in the ordinary course of its business on ordinary business terms.

Section 5.6 Character of Business. Change the general character of its business as conducted on the date hereof or engage in any type of business not reasonably related to its business as presently conducted.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default . The occurrence of any of the following events (each, an “Event of Default”) shall constitute an event of default under this Agreement:

(a) default is made in the payment of any installment of interest or principal on any Note, when and as the same becomes due and payable, whether at the stated maturity thereof, by acceleration or otherwise; or

(b) default is made in the due observance or performance of any term, covenant, or agreement contained in Sections 4.12 or 4.13 hereof; or

(c) default is made in the due observance or performance of any other term, covenant, or agreement contained in this Agreement, and such default continues unremedied for a period of thirty (30) days; or

(d) any representation or warranty made herein or in any of the other Indebtedness Documents, or any statement or representation made in any certificate, report, or opinion delivered pursuant hereto or thereto proves to have been incorrect in any material respect when made; or

(e) the Company is generally not paying its debts as such debts become due, becomes insolvent or unable to meet its obligations as they mature, makes an assignment for the benefit of creditors, consents to the appointment of a trustee or a receiver, or admits in writing its inability to pay its debts as they mature; or

(f) a trustee, receiver or custodian is appointed for the Company or for a substantial part of its properties without the consent of the Company and is not discharged within thirty (30) days; or

(g) any case in bankruptcy is commenced, or any reorganization, arrangement, insolvency, or liquidation proceedings are instituted, by or against the Company and, if so commenced or instituted, are consented to by the Company or remain undismissed for a period of thirty (30) days; or

(h) any default is made in the performance of any other obligation incurred in connection with any indebtedness for borrowed money of the Company in an aggregate amount in excess of $50,000, if the effect of such default is to permit the holder of such indebtedness (or a trustee on behalf of such holder) to cause it to become due prior to its stated maturity or to do so with the giving of notice or lapse of time, or both, or any such indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

(i) any final judgment for the payment of money in excess of $100,000 which is not adequately insured or indemnified against is rendered against the Company and the same remains undischarged for a period of twenty (20) days during which time execution shall not be effectively stayed; or

(j) any substantial part of the properties of the Company is sequestered or attached and is not returned to the possession of the Company or released from such attachment within thirty (30) days; or

(k) the occurrence of a Reportable Event as defined in Section 4043 of ERISA which might constitute grounds for termination by the PBGC of any Plan covered by ERISA or grounds for the appointment by the appropriate United States District Court of a trustee to administer any such Plan; or

(l) the failure by the Company to make any required contribution to any Plan covered by ERISA which might constitute grounds for the imposition of a lien in favor of such Plan pursuant to Section 302 of ERISA; or

(m) an event of default occurs under any of the other Indebtedness Documents (taking into consideration any notice, grace and/or cure periods provided therein), or any other document, instrument or agreement evidencing, securing or otherwise relating to any indebtedness, obligation or liability of the Company, whether now existing or hereafter arising, to the Bank or any subsidiary or affiliate of Bank of America Corporation; or

(n) the occurrence, in one transaction or a series of transactions, of (i) a change in the ownership of the Company that results in less than 90% of the issued and outstanding capital stock of the Company being owned by Thomas D. Sullivan, or (ii) any change in management or control of the Company.

Section 6.2 Remedies.

(a) Upon the occurrence of an Event of Default described in Section 6.1(g) hereof, (i) the Bank’s obligation to make any further advances under the Notes shall automatically and immediately terminate, (ii) the entire outstanding principal balance of each Note and all accrued interest thereon and all other amounts owing thereunder shall automatically become immediately due and payable without presentment, demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding, and (iii) the Bank may proceed to enforce payment of the Notes, or any of them, and to exercise any and all rights and remedies hereunder, under any of the other Indebtedness Documents and/or otherwise available to the Bank at law or equity.

(b) Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.1(g) hereof, the Bank may, if it deems appropriate, take any or all of the following actions, at the same or different times: (i) terminate forthwith its obligation to make any further advances under the Notes, or any of them, (ii) declare the Notes, or any of them, to be forthwith due and payable, both as to principal and interest and all other amounts owing thereunder, without presentment, demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding, and/or (iii) proceed to enforce payment of the Notes, or any of them, and to exercise any and all rights and remedies hereunder, under any of the other Indebtedness Documents and/or otherwise available to the Bank at law or equity.

(c) The Company agrees that, in addition to the other rights and remedies of the Bank set forth herein and in the other Indebtedness Documents, upon the occurrence of an Event of Default the Bank shall have the right, without notice or demand to the Company, to set off and apply against any and all of the amounts owing under the Notes, any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by the Bank or any of the Bank’s agents or affiliates to or for the credit of the account of the Company.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Indemnification. From and at all times after the date of this Agreement, and in addition to all of the Bank’s other rights and remedies against the Company, the Company hereby agrees to hold the Bank harmless from, and to indemnify the Bank against, all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenses) incurred by the Bank from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any person or entity other than the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person or entity under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause of action or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transaction contemplated by, this Agreement and the other Indebtedness Documents, or the Bank’s furnishing of funds to the Company pursuant thereto; provided, however, that the foregoing indemnification shall not protect the Bank from loss, damage, cost or expense directly attributable to the Bank’s willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Bank shall be payable by the Company upon demand by the Bank and shall be secured by the liens granted to the Bank pursuant to the any of the Indebtedness Documents.

Section 7.2 Autodebit. The Company hereby authorizes the Bank to automatically deduct from such account of the Company with the Bank as the Company shall designate in writing (or any account of the Company with the Bank if no particular account is so designated), the amount of each payment of principal (including without limitation the principal payment due on the final maturity date) and/or interest under any Note on the dates such payments become due. If the funds in the account are insufficient to cover any payment, the Bank shall not be obligated to advance funds to cover the payment. This authorization shall not affect the obligation of the Company to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the Bank fails to debit such account.

Section 7.3 Costs and Expenses. The Company hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of the Indebtedness Documents and all related documents (whether or not the transactions hereby contemplated shall be consummated), including but not limited to the reasonable fees and disbursements of counsel for the Bank; and the Company hereby agrees to pay all expenses associated with recordation and filing fees, survey costs, title insurance fees, financing statement searches and other costs and expenses associated with the closing of the transactions contemplated by this Agreement and the other Indebtedness Documents. In addition, the Company hereby agrees that they will pay on demand all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of any amendments to or other modifications of any of the foregoing documents, the making and administering of the Indebtedness, and the enforcement of the rights of the Bank in connection with this Agreement and the other Indebtedness Documents, including but not limited to the reasonable fees and disbursements of counsel for the Bank.

Section 7.4 Cumulative Rights and No Waiver. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed the Bank by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 7.5 ARBITRATION AND WAIVER OF JURY TRIAL.

(A) THIS SECTION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS), OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (INDIVIDUALLY AND COLLECTIVELY, A “CLAIM”). FOR THE PURPOSES OF THIS SECTION ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED IN OR EVIDENCED BY THIS AGREEMENT.

(B) AT THE REQUEST OF ANY PARTY TO THIS AGREEMENT, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION.

(C) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION, OR (II) ENFORCE ANY PROVISION OF THIS SECTION, ANY PARTY TO THIS AGREEMENT MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

(D) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THE OBLIGATIONS HEREUNDER IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS AGREEMENT. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED AND ENFORCED.

(E) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS SECTION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER INDEBTEDNESS DOCUMENTS.

(F) THIS SECTION DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(G) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

(H) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS SECTION, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND THE OTHER INDEBTEDNESS DOCUMENTS.

Section 7.6 Notices. All notices, requests and other communications required to be given under this Agreement or any of the other Indebtedness Documents shall be in writing (including facsimile transmission or similar writing) and shall be given to the applicable party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify in writing for the purpose of communication hereunder by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails, by certified or registered mail, with appropriate first class postage prepaid, addressed as specified in this Section, or (iii) if given by any other means, when actually delivered to the address specified in this Section. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

If to the Company:

Lumber Liquidators, Inc.

3000 John Deere Run

Toano, Virginia 23169

Attn: Thomas D. Sullivan

Facsimile: 804-524-9461

If to the Bank:

Bank of America, N.A.

1111 East Main Street, 18th Floor

Richmond, Virginia 23219

Attn: Jeff S. Hallmark

Facsimile: 804-788-3432

with a courtesy copy to:

Troutman Sanders LLP

1001 Haxall Point (23219)

P.O. Box 1122

Richmond, Virginia 23218-1122

Attn: Christopher E. Vinyard, Esq.

Facsimile: 804-698-5126

Section 7.7 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

Section 7.8 Modifications. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon the Company in any case shall entitle the Company to any other or further notice or demand in the same or similar circumstances. The Company acknowledges and agrees that neither the payment by the Company under, nor the acceptance by the Bank of any principal or interest on, any Note after the occurrence of an Event of Default shall constitute a waiver of any Event of Default, or any amendment to this Agreement, or otherwise prejudice or limit any other rights or remedies of the Bank.

Section 7.9 Survivorship. All covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of each Note and the making of each advance thereunder, and shall continue in full force and effect so long as any obligation of the Company hereunder or thereunder is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall bind the successors and assigns of the Company and inure to the benefit of the successors and assigns of the Bank. The Company shall not have the right to assign any of its rights or obligations hereunder.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 7.11 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.12 Entire Agreement; Controlling Document. This Agreement and the other Indebtedness Documents represent the final agreement of the Company and the Bank with respect to the subject matter hereof and thereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Company and the Bank. To the extent of any conflict between the provisions of this Agreement and the provisions of any other Indebtedness Documents with respect to any specific matters covered herein, the provisions of this Agreement with respect to such matters shall control.

Section 7.13 References. All references to the “Loan Agreement” or similar words in any document or instrument that refers to the Original Loan Agreement shall be deemed to be references to this Agreement.

Section 7.14 Acknowledgement by the Bank. The Bank acknowledges that it is the sole legal holder of the Existing Indebtedness.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the Company and the Bank has caused this Agreement to be duly executed by its duly authorized officer, all as of the day and year first above written.

COMPANY:

LUMBER LIQUIDATORS, INC.,
a Massachusetts corporation

By:	/s/ Thomas D. Sullivan
Name:	Thomas D. Sullivan
Title:	President

BANK:

BANK OF AMERICA, N.A.,
a national banking association

By:	/s/ Jeff S. Hallmark
Name:	Jeff S. Hallmark
Title:	Senior Vice President

First Amendment To Second Amended and Restated Loan Agreement

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of the 31st day of July, 2006, by and between LUMBER LIQUIDATORS, INC., a Massachusetts corporation (the “Company”), with a principal office located at 3000 John Deere Run, Toano, Virginia 23169, and BANK OF AMERICA, N.A., a national banking association (the “Bank”), with an office located at 1111 East Main Street, 18th Floor, Richmond, Virginia 23219.

The Company and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of March 23, 2006 (the “Loan Agreement”), and they now desire to amend certain provisions of the Loan Agreement as provided herein.

Accordingly, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank hereby agree as follows:

1. Capitalized Terms; Effective Date. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement, as amended by this Amendment. Except as expressly provided to the contrary herein, all amendments to the Loan Agreement set forth herein shall be effective as of the date of this Amendment.

2. Loan Agreement Amendments. Section 1A.1 of the Loan Agreement is amended to read as follows:

“Section 1A.1 General Description. Upon the terms and subject to the conditions contained in this Agreement (including, without limitation, the conditions contained in Article 2), the Bank agrees to make a revolving credit facility (the “Revolving Credit Facility”) available to the Company, and to make advances under the Revolving Credit Facility to the Company from time to time, during the period from the date of this Agreement until the earlier to occur of (i) May 31, 2008, or (ii) the date on which the Bank’s obligation to make further advances under the Revolving Credit Facility is terminated pursuant to Section 6.2 (the “Revolving Credit Termination Date”); provided that the aggregate principal amount of all outstanding advances under the Revolving Credit Facility plus the aggregate stated amount of any Letters of Credit (as hereinafter defined) issued by the Bank for the account of the Company shall not at any time exceed Ten Million and No/100 Dollars ($10,000,000) (the “Revolving Credit Facility Cap”). Within such limits, the Company may borrow, repay and reborrow under the Revolving Credit Facility on or after the date of this Agreement and prior to the Revolving Credit Termination Date.”

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3. Representations. The Company hereby represents and warrants to the Bank that:

3.1 The Company is in compliance with all of the terms, covenants and conditions of the Loan Agreement, as amended by this Amendment, and all of the terms, covenants and conditions of each of the other Indebtedness Documents to which it is a party.

3.2 There exists no Event of Default and no event has occurred or condition exists which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

3.3 The representations and warranties contained in Article 3 of the Loan Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

3.4 The Company has full corporate power and authority to execute, deliver and perform its obligations under this Amendment and the Replacement Revolving Credit Note (as hereinafter defined) and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of the stockholders of the Company which has not been obtained and no consent or approval of, notice to or filing with, any public authority which has not been obtained or made is required as a condition to the validity of this Amendment or the Replacement Revolving Credit Note.

3.5 This Amendment and the Replacement Revolving Credit Note constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.6 There are no actions, suits, proceedings or investigations pending or, so far as the officers of the Company know, threatened before any court or administrative agency that, in the opinion of the officers of the Company, will materially adversely affect (i) the financial condition or operations of the Company, or (ii) the ability of the Company to execute or deliver this Amendment or the Replacement Revolving Credit Note, or to carry out the terms of the Loan Agreement, as amended by this Amendment, or the Replacement Revolving Credit Note.

3.7 There is no charter, by-law, or preference stock provision of the Company and no provision of any existing mortgage, lease, indenture, contract, or agreement binding on the Company or affecting its property that would conflict with or in any way prevent the execution or delivery of this Amendment or the Replacement Revolving Credit Note, or the carrying out of the terms of the Loan Agreement, as amended by this Amendment, or the Replacement Revolving Credit Note.

4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

4.1 Amendment. The Company shall have executed and delivered to the Bank a counterpart of this Amendment.

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4.2 Replacement Revolving Credit Note. The Company shall have executed and delivered to the Bank a replacement Revolving Credit Note in form and substance satisfactory to the Bank (the “Replacement Revolving Credit Note”).

5. No Other Amendments; Reaffirmation; Waiver; No Novation. Except as expressly amended hereby, the terms of the Loan Agreement shall remain in full force and effect in all respects, and the Company hereby reaffirms its obligations under the Loan Agreement, as amended by this Amendment, and under each of the other Indebtedness Documents to which it is a party. The Company hereby waives any claim, cause of action, defense, counterclaim, setoff or recoupment of any kind or nature that it may assert against the Bank arising from or in connection with the Loan Agreement, as amended by this Amendment, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof. Nothing contained in this Amendment shall be construed to constitute a novation with respect to the indebtedness described in the Loan Agreement.

6. Security for Obligations. The Company hereby acknowledges and agrees that all indebtedness and other obligations of the Company under the Loan Agreement, as amended by this Amendment, including, without limitation, the indebtedness evidenced by the Replacement Revolving Credit Note, are secured by the collateral described in the Indebtedness Documents.

7. References. All references in the Loan Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Loan Agreement” or similar words in the other Indebtedness Documents, or any other document or instrument that refers to the Loan Agreement, shall be deemed to be references to the Loan Agreement as amended by this Amendment. All references in the Loan Agreement, as amended by this Amendment, and in the other Indebtedness Documents to the “Revolving Credit Note” shall be deemed to be references to the Replacement Revolving Credit Note.

8. Expenses. The Company hereby agrees that it will pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Amendment and the Replacement Revolving Credit Note and the consummation of the transactions described herein and therein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

9. Applicable Law. This Amendment and the Replacement Revolving Credit Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

11. Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. Arbitration. The Company and the Bank hereby acknowledge and agree that any claim or controversy among the parties hereto including but not limited to those arising out of or

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related to this Amendment shall be determined by binding arbitration as described in Section 7.5 of the Loan Agreement.

13. Entire Agreement. This Amendment and the Replacement Revolving Credit Note represent the final agreements of the Company and the Bank with respect to the subject matter hereof and thereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Company and the Bank.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

LUMBER LIQUIDATORS, INC., a Massachusetts corporation

By:
Name: Title:	Thomas D. Sullivan President

BANK OF AMERICA, N.A., a national banking association

By:
Name: Title:	Jeff S. Hallmark Senior Vice President

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SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Amendment”), dated as of August 7, 2007, by and between Lumber Liquidators, Inc. (the “Company”), a Massachusetts corporation, with a principal office located at 3000 John Deere Road, Toano, Virginia 23169, and Bank of American, N.A. (the “Bank”), a national banking association, with an office located at 1111 East Main Street, Richmond, Virginia 23219.

W I T N E S S E T H :

WHEREAS, the Company and the Bank have entered into financing arrangement pursuant to which the Bank has made and may make loans and advances and provide other financial accommodations to the Company as set forth in the Second Amended and Restated Loan Agreement, dated March 23, 2006, by and between the Company and the Bank (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, the Company has formed or intends to form Lumber Liquidators, Inc., a Delaware corporation, as a new wholly-owned subsidiary of the Company (“LL Delaware”), and the Company intends to merger with and into LL Delaware, with LL Delaware as the surviving corporation;

WHEREAS, after such merger, LL Delaware intends to engage in an initial public offering (the “IPO”) of shares of its common stock;

WHEREAS, in connection with the transactions described above, the Company has requested that the Bank consent thereto and agree to certain waivers and amendments to the Financing Agreements; and

WHEREAS, the Bank is willing to so consent and agree to such waivers and amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

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(a) “Amendment” shall mean this Second Amendment to Second Amended and Restated Loan Agreement by and between the Company and the Bank, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “LL Delaware” shall mean Lumber Liquidators, Inc., a Delaware corporation, and its successors and assigns, including as the surviving corporation of the Merger.

(c) “Merger” shall mean the merger by the Company with and into LL Delaware, with LL Delaware as the surviving corporation, pursuant to the Merger Documents.

(d) “Merger Documents” shall mean, collectively, the Agreement and Plan of Merger, dated on or before the Merger Effective Time, by and between the Company and LL Delaware, the Certificate of Merger evidencing the Merger and all other agreements, documents and instruments executed, delivered and/or filed in connection therewith or related thereto.

(e) “Merger Effective Time” shall mean the date on which the transactions contemplated by the Merger Documents have been consummated and the Merger is effective under the laws of the applicable States.

1.2 Amendment to Definitions.

(a) All references to the term “Agreement” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Loan Agreement as such term is defined herein.

(b) As of the Merger Effective Time, all references to the term “Company” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean LL Delaware as such term is defined herein on and after the Merger.

1.3 Interpretation. For purposes of this Amendment, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Consents and Waivers. Subject to the terms and conditions contained herein, the Bank hereby:

2.1 consents to the formation by the Company of LL Delaware;

2.2 consents to the Merger;

2.3 consents to the assumption by LL Delaware, as the surviving corporation of the Merger, of the Company’s rights and obligations under the Loan Agreement and the other Financing Agreements; and

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2.4 waives any Event of Default that would otherwise be deemed to occur under Section 6.1(n) of the Loan Agreement as a result of the consummation of the IPO.

Section 3. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by the Company to the Bank pursuant to the other Financing Agreements, the Company hereby represents, warrants and covenants with and to the Bank as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

3.1 Due Execution; Non-Contravention. As of the date hereof, this Amendment has been duly executed and delivered by all necessary action on the part of the Company and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof and the agreements and obligations of the Company contained herein constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.2 Merger. As of the Merger Effective Time:

(a) The execution, delivery and performance of the Merger Documents and all other agreements in connection with the Merger (i) are all within the Company’s corporate powers, (ii) have been duly authorized and (iii) to the Company’s knowledge, are not in contravention of law or the terms of the Company’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which the Company is a party or by which the Company or its property are bound.

(b) The Merger is valid and effective in accordance with the terms of the Merger Documents, and the corporation statutes of the Commonwealth of Massachusetts and the State of Delaware, and LL Delaware is the surviving corporation pursuant to the Merger.

(c) All actions and proceedings required by the Merger Documents, applicable law and regulation with respect to the Merger have been taken, and the transactions required thereunder had been duly and validly taken and consummated.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order that prohibits consummation of the transactions described in the Merger Documents, and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Documents.

(e) The Company has delivered, or caused to be delivered, to the Bank, true, correct and complete copies of the Merger Documents.

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Section 4. As of the Merger Effective Time:

4.1 Continuing Liability. LL Delaware, as the surviving corporation pursuant to the Merger, shall continue to be directly and primarily liable in all respects for the obligations of the Company arising under the Loan Agreement and the other Financing Agreements, including any Indebtedness (the “Obligations”), prior to the Merger Effective Time.

4.2 Continuation of Security Interest. The Bank shall continue to have a first priority security interest in all of the inventory owned and acquired by LL Delaware from the Company, as the surviving corporation of the Merger, and all inventory hereafter acquired by LL Delaware.

4.3 No Adverse Effect on Rights of Agent or Lenders. Without limiting the generality of the foregoing, (a) none of the transactions contemplated by the Merger Documents shall in any way limit, impair or adversely affect the Obligations or any security interest in any assets securing the same, and (b) the security interest and rights of the Bank in and to the assets of LL Delaware, as the surviving corporation of the Merger, have continued and upon and after the consummation of the Merger shall continue to secure all Obligations of LL Delaware and the predecessor owners of such assets, in addition to all other existing and future Obligations of LL Delaware.

Section 5. Conditions.

5.1 General. Subject to Section 5.2 hereof, the effectiveness of each of the consents, waiver and amendments set forth in this Amendment shall be subject to the satisfaction of each of the following conditions:

(a) The Bank shall have received an original of this Amendment, duly authorized, executed and delivered by the Company;

(b) The Bank shall have received evidence, in form and substance satisfactory to the Bank, that the Company has obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment, which are and shall remain in full force and effect;

(c) The Bank shall have received (i) a copy of the certificate of incorporation of LL Delaware, and all amendments thereto, certified by the Delaware Secretary of State as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (ii) a copy of the By-Laws of LL Delaware and (iii) a certificate from the Secretary or Assistant Secretary of LL Delaware dated on or about the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein; and

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(d) after giving effect to each of the consents, waivers and amendments set forth herein, no Event of Default shall exist or have occurred.

5.2 Merger. The effectiveness of the consents and waiver set forth in Section 2.2 shall be subject to the satisfaction of each of the following conditions:

(a) each of the conditions set forth in Section 5.1 hereof shall be satisfied;

(b) The Bank shall have received, in form and substance satisfactory to the Bank, evidence that the Merger Documents have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Documents have been consummated, including evidence that the certificate of merger has been filed with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts and the Merger is valid and effective in accordance with the terms and provisions of the Merger Documents and the applicable corporation statutes of the State of Delaware and the Commonwealth of Massachusetts;

(c) The Bank shall have received the Merger Documents, which shall be in form and substance satisfactory to the Bank;

(d) The Bank shall have received evidence, in form and substance satisfactory to the Bank, that the Company have obtained all necessary consents and approvals to the execution, delivery and performance of the Merger Documents, which are and shall remain in full force and effect; and

(e) The Bank shall have received, in form and substance satisfactory to the Bank, evidence that all requisite corporate action and proceedings in connection with this Amendment have been taken and approved, and the Bank shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which the Bank may have reasonably requested in connection therewith, such documents where requested by the Bank or its counsel to be certified by appropriate corporate officers.

(f) Within five (5) business days after the Merger Effective Date, the Company shall cause financing statements to be filed in the appropriate jurisdictions to continue the Bank’s security interests under the Financing Agreements.

Section 6. Miscellaneous.

6.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

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6.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

6.3 Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

6.4 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

COMPANY: LUMBER LIQUIDATORS, INC., a Massachusetts corporation

By:	/s/ Daniel Terrell
Name: Daniel Terrell Title: CFO

BANK: BANK OF AMERICA, N.A., a national banking association

By:	/s/ J. Thomas Johnson Jr
Name: J. Thomas Johnson Jr Title: Sr. Vice President

[Signature Page to Second Amendment to Second Amended and Restated Loan Agreement]

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CONSOLIDATED, AMENDED AND RESTATED TERM LOAN NOTE

$9,880,533.62	March 23, 2006
Richmond, Virginia

FOR VALUE RECEIVED, LUMBER LIQUIDATORS, INC. (the “Company”), a Massachusetts corporation, promises to pay to the order of BANK OF AMERICA, N.A. (the “Bank”) at its office at 1111 East Main Street, Richmond, Virginia 23219, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of NINE MILLION EIGHT HUNDRED EIGHTY THOUSAND FIVE HUNDRED THIRTY-THREE AND 62/100 DOLLARS ($9,880,533.62), payable on the terms and dates and in the amounts as hereinafter provided, and to pay interest on the outstanding principal balance of this Note as it exists from time to time from the date hereof as provided herein.

This Note consolidates, amends and restates in their entirety the $6,500,000 Amended and Restated Term Loan Note dated June 11, 2004, the $5,000,000 Second Amended and Restated Promissory Note dated February 2, 2005, and the $2,000,000 Promissory Note dated July 19, 2005, each made by the Company and payable to the order of the Bank (collectively, the “Prior Notes”), and this Note is executed and delivered to the Bank as a replacement of and in substitution for the Prior Notes. The Company and the Bank acknowledge that the aggregate outstanding principal balance of the Prior Notes on the date hereof is $9,880,533.62. The execution and delivery of this Note shall not constitute a novation of the debt originally evidenced by the Prior Notes and secured as hereinafter provided.

This Note is one of the “Notes” and one of the “Indebtedness Documents” described in, and (to the extent not inconsistent with the terms of this Note) is subject to the terms and conditions of, a Second Amended and Restated Loan Agreement dated as of even date herewith (as the same may be extended, amended, restated or replaced from time to time, the “Loan Agreement”), by and between the Company and the Bank. Capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement.

The outstanding principal balance of this Note as it exists from time to time will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum interest rate equal to the Base Rate plus the Applicable Margin.

This Note will be due and payable in sixty (60) installments of principal, each in the amount of $164,675.56, beginning on April 1, 2006, and continuing on the first (1st) day of each month thereafter to and including March 1, 2011 (the “Maturity Date”), on which date the entire unpaid principal balance of this Note, together with all accrued interest hereon and all other amounts due hereunder, will be immediately due and payable in full. Accrued interest on the outstanding principal balance of this Note as it exists from time to time will be due and payable on the first (1st) day of each month, beginning on April 1, 2006, on any date on which all or any part of this Note is prepaid, and on the Maturity Date. Any accrued interest under the Prior Notes that remains unpaid on the date hereof will be due and payable on April 1, 2006.

Notwithstanding the foregoing or any other provision of this Note to the contrary, upon the occurrence of an Event of Default, the outstanding principal balance of this Note will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum rate of interest (the “Default Rate”) equal to the Base Rate plus the Applicable Margin plus four percent (4.00%). The Default Rate will be effective on the first date as of which the applicable Event of Default occurs notwithstanding the fact that such Event of Default may not be reported or otherwise discovered until a subsequent date, and such Default Rate will not decrease for any reason thereafter unless the Bank, in its sole and absolute discretion, notifies the Company of such a change in writing.

In the event that the Company fails to pay any installment of principal and/or interest on this Note within fifteen (15) days after its due date, the Company will pay to the Bank without demand a late charge equal to four percent (4.00%) of the amount of such installment.

The Company may, without premium or penalty (subject to any breakage fees or redeployment costs incurred by the Bank as the result of this Note bearing interest at the LIBOR Daily Floating Rate), prepay amounts outstanding under this Note in whole or in part at any time and from time to time, provided that (i) all accrued interest is paid at the time this Note is paid in full and (ii) all partial prepayments will be applied first to the interest accrued to the prepayment date and then to the reduction of principal installments due under this Note in their inverse chronological order of maturity, or in such other order as the Bank may determine in its sole and absolute discretion. This Note does not evidence a revolving loan; the Company may not reborrow amounts voluntarily prepaid under this Note.

The Company agrees that all amounts owing under this Note, including principal, interest and fees, will be deducted automatically on the due date thereof as set forth in Section 7.2 of the Loan Agreement.

The occurrence of any Event of Default will constitute a default under this Note, and such Events of Default are incorporated herein by this reference. In the event of the occurrence of any or all of such Events of Default, the entire unpaid principal balance of this Note together with all accrued interest will become or may be declared immediately due and payable in the manner and with the effect as provided in the Loan Agreement, and the Bank will have all other rights and remedies provided for in the Loan Agreement, the other Indebtedness Documents or otherwise available at law or equity.

The Company agrees to reimburse the Bank for any expenses it incurs in the preparation of this Note and any agreement or instrument related to this Note. Such expenses include, but are not limited to, reasonable attorneys’ fees, including any allocated costs of the Bank’s in-house counsel to the extent permitted by applicable law. Furthermore, the Company will reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Note and any other documents executed in connection with this Note, and in connection with any amendment, waiver, “workout” or restructuring under this Note. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Company under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys’ fees incurred by the Bank related to the preservation, protection or enforcement of any rights of the Bank in such a case. As used in this paragraph, “attorneys’ fees” includes the allocated costs of the Bank’s in-house counsel to the extent permitted by applicable law.

Presentment, demand, protest and notice of dishonor are hereby waived by the Company and each endorser hereon or other guarantor or obligor hereof.

This Note will be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

THIS PARAGRAPH AND THE FOLLOWING SEVEN SUBPARAGRAPHS (THESE “ARBITRATION PROVISIONS”) CONCERN THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS NOTE (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS), OR (II) ANY DOCUMENT RELATED TO THIS NOTE (INDIVIDUALLY AND COLLECTIVELY, A “CLAIM”). FOR THE PURPOSES OF THESE ARBITRATION PROVISIONS ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED IN OR EVIDENCED BY THIS NOTE.

(B) AT THE REQUEST OF ANY PARTY TO THIS NOTE, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS NOTE PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION.

(C) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION, OR (II) ENFORCE ANY PROVISION OF THIS SECTION, ANY PARTY TO THIS NOTE MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

(D) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THE OBLIGATIONS HEREUNDER IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS NOTE. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS

EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED AND ENFORCED.

(E) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS SECTION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS NOTE.

(F) THIS SECTION DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(G) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

(H) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS SECTION, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS NOTE.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date first above written.

LUMBER LIQUIDATORS, INC.,
a Massachusetts corporation

By:	/s/ Thomas D. Sullivan
Name:	Thomas D. Sullivan
Title:	President

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$10,000,000.00	July 31, 2006
Richmond, Virginia

FOR VALUE RECEIVED, LUMBER LIQUIDATORS, INC. (the “Company”), a Massachusetts corporation, promises to pay to the order of BANK OF AMERICA, N.A. (the “Bank”) at its office at 1111 East Main Street, Richmond, Virginia 23219, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or such lesser principal amount as may be advanced hereunder by the Bank, payable on the terms and dates and in the amounts as hereinafter provided, and to pay interest on the outstanding principal balance of this Note as it exists from time to time from the date hereof as provided herein.

This Note increases, and amends and restates in its entirety, the $5,000,000 Revolving Credit Note of the Company dated March 23, 2006, payable to the order of the Bank (the “Prior Note”), and this Note is executed and delivered to the Bank as a replacement of and in substitution for the Prior Note. The execution and delivery of this Note shall not constitute a novation of the debt originally evidenced by the Prior Note.

This Note is one of the “Notes” and one of the “Indebtedness Documents” described in, and (to the extent not inconsistent with the terms of this Note) is subject to the terms and conditions of, a Second Amended and Restated Loan Agreement dated as of even date herewith, as amended (as the same may be extended, amended, restated or replaced from time to time, the “Loan Agreement”), by and between the Company and the Bank. Capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement.

The outstanding principal balance of this Note as it exists from time to time will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum interest rate equal to the Base Rate plus the Applicable Margin.

Accrued interest on the outstanding principal balance of this Note as it exists from time to time will be due and payable on the first (1st) day of each month, beginning on August 1, 2006, on any date on which this Note is paid in full and on the Revolving Credit Termination Date. On the Revolving Credit Termination Date, the entire unpaid principal balance of this Note, together with all accrued interest hereon and all other amounts due hereunder, will be immediately due and payable in full. Any accrued interest under the Prior Note that remains unpaid on the date hereof shall also be due and payable on August 1, 2006.

The Company acknowledges and agrees that the Bank may endorse on this Note (or any schedule attached hereto) or otherwise make in the Bank’s records an appropriate notation of the date and amount of each advance made hereunder and the date and amount of any payments or prepayments hereof. Such endorsements or other notations shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of this Note; provided, however, the Bank’s error in making or failure to make any such endorsement or notation shall not limit or otherwise affect the obligations of the Company under this Note.

Notwithstanding the foregoing or any other provision of this Note to the contrary, upon the occurrence of an Event of Default, the outstanding principal balance of this Note will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the per annum rate of interest (the “Default Rate”) equal to the Base Rate plus the Applicable Margin plus four percent (4.00%). The Default Rate will be effective on the first date as of which the applicable Event of Default occurs notwithstanding the fact that such Event of Default may not be reported or otherwise discovered until a subsequent date, and such Default Rate will not decrease for any reason thereafter unless the Bank, in its sole and absolute discretion, notifies the Company of such a change in writing.

In the event that the Company fails to pay any installment of principal and/or interest on this Note within fifteen (15) days after its due date, the Company will pay to the Bank without demand a late charge equal to four percent (4.00%) of the amount of such installment.

The Company may, without premium or penalty (subject to any breakage fees or redeployment costs incurred by the Bank as the result of this Note bearing interest at the LIBOR Daily Floating Rate), prepay amounts outstanding under this Note in whole or in part at any time and from time to time.

The Company agrees that all amounts owing under this Note, including principal, interest and fees, will be deducted automatically on the due date thereof as set forth in Section 7.2 of the Loan Agreement.

The occurrence of any Event of Default will constitute a default under this Note, and such Events of Default are incorporated herein by this reference. In the event of the occurrence of any or all of such Events of Default, the entire unpaid principal balance of this Note together with all accrued interest will become or may be declared immediately due and payable in the manner and with the effect as provided in the Loan Agreement, and the Bank will have all other rights and remedies provided for in the Loan Agreement, the other Indebtedness Documents or otherwise available at law or equity.

The Company agrees to reimburse the Bank for any expenses it incurs in the preparation of this Note and any agreement or instrument related to this Note. Such expenses include, but are not limited to, reasonable attorneys’ fees, including any allocated costs of the Bank’s in-house counsel to the extent permitted by applicable law. Furthermore, the Company will reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Note and any other documents executed in connection with this Note, and in connection with any amendment, waiver, “workout” or restructuring under this Note. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Company under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys’ fees incurred by the Bank related to the preservation, protection or enforcement of any rights of the Bank in such a case. As used in this paragraph, “attorneys’ fees” includes the allocated costs of the Bank’s in-house counsel to the extent permitted by applicable law.

Presentment, demand, protest and notice of dishonor are hereby waived by the Company and each endorser hereon or other guarantor or obligor hereof.

This Note will be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

THIS PARAGRAPH AND THE FOLLOWING SEVEN SUBPARAGRAPHS (THESE “ARBITRATION PROVISIONS”) CONCERN THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS NOTE (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS), OR (II) ANY DOCUMENT RELATED TO THIS NOTE (INDIVIDUALLY AND COLLECTIVELY, A “CLAIM”). FOR THE PURPOSES OF THESE ARBITRATION PROVISIONS ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED IN OR EVIDENCED BY THIS NOTE.

(A) AT THE REQUEST OF ANY PARTY TO THIS NOTE, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS NOTE PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION.

(B) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION, OR (II) ENFORCE ANY PROVISION OF THIS SECTION, ANY PARTY TO THIS NOTE MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

(C) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THE OBLIGATIONS HEREUNDER IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS NOTE. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF

COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED AND ENFORCED.

(D) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS SECTION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS NOTE.

(E) THIS SECTION DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(F) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

(G) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS SECTION, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS NOTE.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date first above written.

LUMBER LIQUIDATORS, INC.,
a Massachusetts corporation

By:	/s/ Thomas D. Sullivan
Name:	Thomas D. Sullivan
Title:	President